Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports First Quarter 2024 Results

•Q1 2024 EPS $4.49, compared to $6.07 a year ago
~~•~~Q1 2024 Revenue $6.5 billion, compared to $6.4 billion a year ago
~~•~~Q1 2024 After-Sales gross profit increased 9% from a year ago to a record $556 million
~~•~~Year-to-date through April 24, 2024, repurchased 1.6 million shares of common stock
~~•~~Board of Directors has authorized the repurchase of up to an additional $1.0 billion of common stock
FORT LAUDERDALE, Fla., (April 26, 2024) — AutoNation, Inc. (NYSE: AN) today reported first quarter 2024 EPS of $4.49, compared to $6.07 a year ago. First quarter 2024 revenue was $6.5 billion, compared to $6.4 billion a year ago, led by 7% growth in New Vehicle unit volume and 8% After-Sales growth.

“Our first quarter performance once again reflected the strength of our business model and the outstanding execution by our associates. We delivered robust growth in New and Used Vehicle sales, maintained a highly attractive position in our Customer Financial Services business, and posted 8% revenue growth in our After-Sales business. Our operating cash generation was exceptional, and we were thoughtful in our capital allocation decisions,” said Mike Manley, AutoNation Chief Executive Officer. “We remain focused on maximizing shareholder returns and I am pleased to announce that our Board authorized the repurchase of up to an additional $1.0 billion of common stock,” Manley added.

Operational Summary
First quarter 2024 compared to the year-ago period:

Selected Financial Data
($ in millions, except per share data)
	Three Months Ended March 31,
	2024	2023	YoY
Revenue	$6,485.7	$6,398.7	1%
Gross Profit	$1,197.9	$1,286.4	-7%
Operating Income	$340.3	$443.3	-23%
Adjusted Operating Income*	$347.6	$448.5	-22%
Net Income	$190.1	$288.7	-34%
Diluted EPS	$4.49	$6.07	-26%

New Vehicle Retail Unit Sales	58,863	55,065	7%
Used Vehicle Retail Unit Sales	69,121	67,539	2%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.

•Revenue - totaled $6.5 billion, up $87 million compared to the year-ago period, as continued growth in After-Sales and increased New Vehicle revenue more than offset lower Used Vehicle revenue.
◦New Vehicle Revenue – increased $47 million or 2% to $3.0 billion.
◦Used Vehicle Revenue – decreased $37 million or 2% to $2.0 billion.
◦After-Sales Revenue – increased $83 million or 8% to $1.2 billion.

◦Customer Financial Services Revenue – increased to $335 million, compared to $332 million a year ago
•Gross Profit - totaled $1.2 billion, down $89 million from $1.3 billion a year ago.
◦New Vehicle Gross Profit - decreased $91 million reflecting gross profit per vehicle retailed of $3,328 compared to $5,210 a year ago, partially offset by a 7% increase in unit sales.
◦Used Vehicle Gross Profit - decreased $43 million reflecting gross profit per vehicle retailed of $1,473 compared to $2,117 a year ago, partially offset by a 2% increase in unit sales.
◦After-Sales Gross Profit - increased $45 million, or 9% from a year ago to $556 million.
◦Customer Financial Services Gross Profit - totaled $335 million, reflecting gross profit per vehicle retailed of $2,615.
•SG&A as a Percentage of Gross Profit – was 66.2%, or 65.6% on an adjusted basis, slightly higher than recent periods reflecting acquisitions and growth investments.

Segment Results
Segment results(1) for the first quarter of 2024 were as follows:
•Domestic Segment Income(2) – was $75 million compared to the year-ago segment income of $119 million, a decrease of 37%. Revenue of $1.8 billion was down 4%.
•Import Segment Income(2) – was $129 million compared to the year-ago segment income of $160 million, a decrease of 20%. Revenue of $2.0 billion was up 11%.
•Premium Luxury Segment Income(2) – was $172 million compared to the year-ago segment income of $227 million, a decrease of 24%. Revenue of $2.4 billion was down 3%.

Capital Allocation, Liquidity, and Leverage
During the quarter, AutoNation repurchased 0.2 million shares of common stock for an aggregate purchase price of $39 million. Year-to-date through April 24, 2024, AutoNation had repurchased 1.6 million shares for an aggregate purchase price of $250 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1.0 billion of common stock under its share repurchase program and has approximately $1.1 billion under the program. During the first quarter of 2024, the Company made capital expenditures of $94 million.

As of March 31, 2024, AutoNation had $1.7 billion of liquidity, including $60 million in cash and $1.6 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.25x at quarter end and the Company had $3.9 billion of non-vehicle debt outstanding.

The first quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID:758921) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on April 26, 2024, through May 17, 2024, by calling 866-813-9403 (Conference ID: 457858). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by Ford, General Motors, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation is one of the largest automotive retailers in the United States, offering innovative products, exceptional services, and comprehensive solutions, empowering our customers to make the best decisions for their needs. With a network of dealerships nationwide strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, and parts, and provide expert maintenance and repair services. Through our DRV PNK initiative, we have raised over $40 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, customers, and the communities we serve.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and AutoNation Mobile Service, statements regarding our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the successful resolution of labor strikes impacting domestic vehicle manufacturers; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
New vehicle	$2,979.3	$2,931.9
Used vehicle	1,996.1	2,032.6
Parts and service	1,172.4	1,089.8
Finance and insurance, net	334.7	332.4
Other	3.2	12.0
Total revenue	6,485.7	6,398.7
Cost of sales:
New vehicle	2,783.4	2,645.0
Used vehicle	1,884.6	1,878.2
Parts and service	616.6	578.7
Other	3.2	10.4
Total cost of sales	5,287.8	5,112.3
Gross profit	1,197.9	1,286.4
Selling, general, and administrative expenses	793.1	782.7
Depreciation and amortization	58.3	52.8
Other expense, net(1)	6.2	7.6
Operating income	340.3	443.3
Non-operating income (expense) items:
Floorplan interest expense	(49.4)	(27.1)
Other interest expense	(44.6)	(41.1)
Other income, net(2)	7.0	5.2
Income from continuing operations before income taxes	253.3	380.3
Income tax provision	63.2	92.5
Net income from continuing operations	190.1	287.8
Income from discontinued operations, net of income taxes	—	0.9
Net income	$190.1	$288.7
Diluted earnings per share(3):
Continuing operations	$4.49	$6.05
Discontinued operations	$—	$0.02
Net income	$4.49	$6.07
Weighted average common shares outstanding	42.3	47.6
Common shares outstanding, net of treasury stock, at period end	41.6	45.6

(1)Includes results of our finance company, including expected credit loss expense, as well as asset impairments and gains on property divestitures.
(2)Includes gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, net of losses on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$2,979.3	$2,931.9	$47.4	1.6
Retail used vehicle	1,833.8	1,884.1	(50.3)	(2.7)
Wholesale	162.3	148.5	13.8	9.3
Used vehicle	1,996.1	2,032.6	(36.5)	(1.8)
Finance and insurance, net	334.7	332.4	2.3	0.7
Total variable operations	5,310.1	5,296.9	13.2	0.2
Parts and service	1,172.4	1,089.8	82.6	7.6
Other	3.2	12.0	(8.8)
Total revenue	$6,485.7	$6,398.7	$87.0	1.4
Gross profit:
New vehicle	$195.9	$286.9	$(91.0)	(31.7)
Retail used vehicle	101.8	143.0	(41.2)	(28.8)
Wholesale	9.7	11.4	(1.7)
Used vehicle	111.5	154.4	(42.9)	(27.8)
Finance and insurance	334.7	332.4	2.3	0.7
Total variable operations	642.1	773.7	(131.6)	(17.0)
Parts and service	555.8	511.1	44.7	8.7
Other	—	1.6	(1.6)
Total gross profit	1,197.9	1,286.4	(88.5)	(6.9)
Selling, general, and administrative expenses	793.1	782.7	(10.4)	(1.3)
Depreciation and amortization	58.3	52.8	(5.5)
Other expense, net	6.2	7.6	1.4
Operating income	340.3	443.3	(103.0)	(23.2)
Non-operating income (expense) items:
Floorplan interest expense	(49.4)	(27.1)	(22.3)
Other interest expense	(44.6)	(41.1)	(3.5)
Other income, net	7.0	5.2	1.8
Income from continuing operations before income taxes	$253.3	$380.3	$(127.0)	(33.4)

Retail vehicle unit sales:
New	58,863	55,065	3,798	6.9
Used	69,121	67,539	1,582	2.3
	127,984	122,604	5,380	4.4

Revenue per vehicle retailed:
New	$50,614	$53,244	$(2,630)	(4.9)
Used	$26,530	$27,896	$(1,366)	(4.9)

Gross profit per vehicle retailed:
New	$3,328	$5,210	$(1,882)	(36.1)
Used	$1,473	$2,117	$(644)	(30.4)
Finance and insurance	$2,615	$2,711	$(96)	(3.5)
Total variable operations(1)	$4,941	$6,218	$(1,277)	(20.5)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	45.9	45.8
Used vehicle	30.8	31.8
Parts and service	18.1	17.0
Finance and insurance, net	5.2	5.2
Other	—	0.2
	100.0	100.0
Gross profit mix percentages:
New vehicle	16.4	22.3
Used vehicle	9.3	12.0
Parts and service	46.4	39.7
Finance and insurance	27.9	25.8
Other	—	0.2
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.6	9.8
Used vehicle - retail	5.6	7.6
Parts and service	47.4	46.9
Total	18.5	20.1
Selling, general, and administrative expenses	12.2	12.2
Operating income	5.2	6.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	66.2	60.8
Operating income	28.4	34.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2024	2023	$ Variance	% Variance
Revenue:
Domestic	$1,756.7	$1,831.1	$(74.4)	(4.1)
Import	1,979.5	1,789.3	190.2	10.6
Premium luxury	2,414.9	2,484.9	(70.0)	(2.8)
Total	6,151.1	6,105.3	45.8	0.8
Corporate and other	334.6	293.4	41.2	14.0
Total consolidated revenue	$6,485.7	$6,398.7	$87.0	1.4

Segment income*:
Domestic	$75.2	$118.5	$(43.3)	(36.5)
Import	128.8	160.4	(31.6)	(19.7)
Premium luxury	171.6	226.8	(55.2)	(24.3)
Total	375.6	505.7	(130.1)	(25.7)
Corporate and other	(84.7)	(89.5)	4.8
Add: Floorplan interest expense	49.4	27.1	22.3
Operating income	$340.3	$443.3	$(103.0)	(23.2)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	15,902	15,849	53	0.3
Import	27,568	23,098	4,470	19.4
Premium luxury	15,393	16,118	(725)	(4.5)
	58,863	55,065	3,798	6.9

Retail used vehicle unit sales:
Domestic	19,763	21,203	(1,440)	(6.8)
Import	23,765	22,063	1,702	7.7
Premium luxury	18,963	18,768	195	1.0
Other	6,630	5,505	1,125
	69,121	67,539	1,582	2.3

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2024 (%)	2023 (%)
Domestic:
Ford, Lincoln	10.7	11.5
Chevrolet, Buick, Cadillac, GMC	10.4	10.3
Chrysler, Dodge, Jeep, Ram	5.9	7.0
Domestic total	27.0	28.8
Import:
Toyota	21.5	17.9
Honda	13.2	12.3
Nissan	2.0	2.2
Hyundai	3.4	3.3
Subaru	3.8	3.2
Other Import	2.9	3.0
Import total	46.8	41.9
Premium Luxury:
Mercedes-Benz	8.5	9.6
BMW	8.4	9.7
Lexus	3.7	3.2
Audi	2.2	2.6
Jaguar Land Rover	2.1	2.1
Other Premium Luxury	1.3	2.1
Premium Luxury total	26.2	29.3
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2024	2023
Capital expenditures	$93.7	$95.3
Cash paid for acquisitions, net of cash acquired	$—	$191.0
Proceeds from exercises of stock options	$0.1	$1.3
Stock repurchases:
Aggregate purchase price (1)	$38.7	$305.0
Shares repurchased (in millions)	0.2	2.4

Floorplan Assistance and Expense	Three Months Ended March 31,
	2024	2023	Variance
Floorplan assistance earned (included in cost of sales)	$31.9	$28.3	$3.6
New vehicle floorplan interest expense	(46.6)	(24.4)	(22.2)
Net new vehicle inventory carrying benefit (expense)	$(14.7)	$3.9	$(18.6)

Balance Sheet and Other Highlights	March 31, 2024	December 31, 2023	March 31, 2023
Cash and cash equivalents	$60.3	$60.8	$58.3
Inventory	$3,002.7	$3,033.4	$2,196.2
Floorplan notes payable	$3,270.9	$3,382.4	$2,185.7
Non-recourse debt	$345.2	$258.4	$283.4
Non-vehicle debt	$3,873.8	$4,030.3	$3,882.4
Equity	$2,359.8	$2,211.4	$2,020.3

New days supply (industry standard of selling days)	44 days	36 days	25 days
Used days supply (trailing calendar month days)	31 days	39 days	29 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.25x
Covenant	less than or equal to	3.75x

Interest coverage ratio		5.30x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended March 31,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
From continuing operations, as reported	$340.3	$443.3	$253.3	$380.3	$63.2	$92.5	25.0%	24.3%	$190.1	$287.8
Discontinued operations, net of income taxes									—	0.9
As reported									$190.1	$288.7	$4.49	$6.07
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation(4)	7.3	5.2	—	—	—	—			—	—	$—	$—
Adjusted	$347.6	$448.5	$253.3	$380.3	$63.2	$92.5	25.0%	24.3%	$190.1	$288.7	$4.49	$6.07

	Three Months Ended March 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2024	2023	2024	2023
As reported	$793.1	$782.7	66.2	60.8
Excluding increase (decrease) in compensation expense related to market valuation changes in deferred compensation	7.3	5.2
Adjusted	$785.8	$777.5	65.6	60.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income, Net.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$2,937.2	$2,927.5	$9.7	0.3
Retail used vehicle	1,768.9	1,877.8	(108.9)	(5.8)
Wholesale	156.9	147.8	9.1	6.2
Used vehicle	1,925.8	2,025.6	(99.8)	(4.9)
Finance and insurance, net	326.1	331.8	(5.7)	(1.7)
Total variable operations	5,189.1	5,284.9	(95.8)	(1.8)
Parts and service	1,155.9	1,085.8	70.1	6.5
Other	3.2	12.2	(9.0)
Total revenue	$6,348.2	$6,382.9	$(34.7)	(0.5)
Gross profit:
New vehicle	$194.4	$286.7	$(92.3)	(32.2)
Retail used vehicle	99.1	142.8	(43.7)	(30.6)
Wholesale	9.6	11.4	(1.8)
Used vehicle	108.7	154.2	(45.5)	(29.5)
Finance and insurance	326.1	331.8	(5.7)	(1.7)
Total variable operations	629.2	772.7	(143.5)	(18.6)
Parts and service	547.3	509.0	38.3	7.5
Other	—	1.6	(1.6)
Total gross profit	$1,176.5	$1,283.3	$(106.8)	(8.3)

Retail vehicle unit sales:
New	57,842	54,985	2,857	5.2
Used	66,163	67,318	(1,155)	(1.7)
	124,005	122,303	1,702	1.4

Revenue per vehicle retailed:
New	$50,780	$53,242	$(2,462)	(4.6)
Used	$26,735	$27,894	$(1,159)	(4.2)

Gross profit per vehicle retailed:
New	$3,361	$5,214	$(1,853)	(35.5)
Used	$1,498	$2,121	$(623)	(29.4)
Finance and insurance	$2,630	$2,713	$(83)	(3.1)
Total variable operations(1)	$4,997	$6,225	$(1,228)	(19.7)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	46.3	45.9
Used vehicle	30.3	31.7
Parts and service	18.2	17.0
Finance and insurance, net	5.1	5.2
Other	0.1	0.2
	100.0	100.0
Gross profit mix percentages:
New vehicle	16.5	22.3
Used vehicle	9.2	12.0
Parts and service	46.5	39.7
Finance and insurance	27.7	25.9
Other	0.1	0.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.6	9.8
Used vehicle - retail	5.6	7.6
Parts and service	47.3	46.9
Total	18.5	20.1